INVESTMENT MANAGEMENT

Management's Assertion on Compliance with the Specified Minimum Servicing
Standards set forth in the Mortgage Bankers Association of America's Uniform
Single Attestation Program for Mortgage Bankers (USAP)

Report of Management

We as members of management of ING Clarion Partners, LLC (the "Company") are responsible for complying with the servicing standards identified in the attached Exhibit A (the "specified minimum servicing standards") as set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP). We are also responsible for establishing and maintaining effective internal control over compliance with these specified minimum servicing standards. We have performed an evaluation of the Company's compliance with the specified minimum servicing standards as of and for the year ended December 31, 2005. Based on this evaluation, we assert that for the year ended December 31, 2005, the Company complied, in all material respects, with the specified minimum servicing standards. As of and for the year ended December 31, 2005, the Company had in effect fidelity bond coverage in the amount of $10,000,000 and an errors and omissions policy in the amount of $25,000,000.

                                                            Very truly yours,

                                                            /s/Bruce G. Morrison
                                                            Mr. Bruce G. Morrison
                                                            Managing Director

March 14, 2006

ING CLARION
230 Park Avenue, New York, NY 10169
T 212.883.2517 F 212.883.2817
E bruce.morrison@ingclarion.com
www.ingclarion.com

Exhibit A

Specified Minimum Servicing Standards for
Non-REO loans in Special Servicing

Minimum Servicing Standards Applicable to
ING Clarion Partners, LLC as Special Servicer

Minimum Servicing Standards		Applicable	Not Applicable

I. Custodial Bank Accounts (Non-REO Loans)

1.	Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts.		X

2.	Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor’s or a mortgagor’s account.		X

3.	Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.	X

4.	Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of the payoff of the mortgage loan.	X

II. Mortgage Payments (Non-REO Loans)

1.	Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt		X

2.	Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt.		X

3.	Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor’s loan documents	X

4.	Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor’s loan documents.	X

III. Disbursements (Non-REO Loans)

1.	Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.		X

2.	Disbursements made on behalf of mortgagor or investor shall be posted within two business days to the mortgagor’s or investor’s records maintained by the servicing entity.		X

3.
Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.
X

4.
Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the ____.
X

5.	Amounts remitted to investors per the servicer’s investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.		X

6.	Unused checks shall be safeguarded so as to prevent unauthorized access.		X

IV. Investor Accounting and Reporting (Non-REO Loans)

1.
The servicing entity’s investor reports shall agree with or reconcile to investors’ records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.
X

V. Mortgagor Loan Accounting (Non-REO Loans)

1.	The servicing entity’s mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.		X

2.	Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.		X

3.	Escrow accounts shall be analyzed, in accordance with the mortgagor’s loan documents, on at least an annual basis.	X

4.
Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws. (A compilation of state laws relating to the payment of interest on escrow accounts may be obtained through the MBA’s FAX ON DEMAND service. For more information, contact MBA.
X

VI. Delinquencies (Non-REO Loans)

1.
Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).
X

VII. Insurance Policies (Non-REO Loans)

1.	A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.	X

Exhibit A, continued

Specified Minimum Servicing Standards for
REO Loans in Special Servicing

Minimum Servicing Standards Applicable to
Clarion Partners, LLC as Special Servicer

Minimum Servicing Standards		Applicable	Not Applicable

I. Custodial Bank Accounts (REO Loans)

1.	Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. (SS reviews REO reconciliations that are prepared by the third party)	X

2.	Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor’s or a mortgagor’s account.		X

3.	Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.	X

4.	Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.		X

II. Mortgage Payments (REO Loans)

1.	Mortgage payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt		X

2.	Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt.		X

3.	Mortgage payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the mortgagor’s loan documents		X

4.	Mortgage payments identified as loan payoffs shall be allocated in accordance with the mortgagor’s loan documents.	X

III. Disbursements (REO Loans)

1.	Disbursements made via wire transfer on behalf of mortgagor or investor shall be made only by authorized personnel.	X

2.	Disbursements made on behalf of a mortgagor or investor shall be posted within two business days to the mortgagor’s or investor’s records maintained by the servicing entity.		X

3.
Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.
X

4.
Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the late payment was due to the mortgagor's error or omission.
X

5.	Amounts remitted to investors per the servicer’s investor reports shall agree with canceled checks, or other form of payment, or custodial bank statements.		X

6.	Unused checks shall be safeguarded so as to prevent unauthorized access.		X

IV. Investor Accounting and Reporting (REO Loans)

1.
The servicing entity’s investor reports shall agree with or reconcile to investors’ records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.
X

V. Mortgagor Loan Accounting (REO Loans)

1.	The servicing entity’s mortgage loan records shall agree with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.		X

2.	Adjustments on ARM loans shall be computed based on the related mortgage note and any ARM rider.		X

3.	Escrow accounts shall be analyzed, in accordance with the mortgagor’s loan documents, on at least an annual basis		X

4.
Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws. (A compilation of state laws relating to the payment of interest on escrow accounts may be obtained through the MBA’s FAX ON DEMAND service. For more information, contact MBA.
X

VI. Delinquencies (REO Loans)

1.
Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).
X

VII. Insurance Policies (REO Loans)

1.	A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.	X